SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported) -
                     February 13, 2003 (February 13, 2003)
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                             PRINTCAFE SOFTWARE, INC
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                     0-49710                    25-1854929
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(State or other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

     Forty 24th Street, Pittsburgh, PA                              15222
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     (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (412) 456-1141


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On February 13, 2003, Printcafe Software, Inc. ("Printcafe") entered into the following three agreements with Electronics for Imaging, Inc. ("EFI"): (1) a letter agreement that places certain restrictions on Printcafe's ability to take actions in furtherance of a business combination with a party other than EFI (the "EFI Agreement"), (2) a stock option agreement (the "Option Agreement") granting EFI an option (the "Option") to purchase up to 2,126,574 shares of Common Stock (the "Option Shares") at a price per share of $2.60 and (3) a letter agreement (the "Standby Letter Agreement") relating to a standby credit facility in the amount of $11 million (the "Standby Facility") plus up to an additional $3 million for working capital (the "Working Capital Facility"). These agreements were entered into in connection with EFI's proposal to acquire all of the outstanding shares of common stock (the "Common Stock") of Printcafe at a purchase price equal to $2.60 per share, payable in cash or EFI stock (the "Proposal").

     The following summaries of the EFI Agreement, Letter Agreement and Standby Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of such agreements. The EFI Agreement, Letter Agreement and Standby Letter Agreement are filed as exhibits to this Current Report on Form 8-K.

EFI AGREEMENT

     Printcafe entered into the EFI Agreement and the Option Agreement in order to induce EFI to provide Printcafe with the Standby Facility and the Working Capital Facility. Subject to certain conditions, including but not limited to, EFI's satisfaction of its obligations under the Standby Letter Agreement, Printcafe has agreed under the terms of the EFI Agreement not to, among other things, solicit any takeover proposal, participate in any discussions or negotiate regarding any takeover proposal, or enter into any merger agreement, acquisition agreement, option or similar agreement (an "Acquisition Agreement") with a third party. The EFI Agreement does not, however, preclude the board of directors of Printcafe from participating in discussions or negotiations with a suitor regarding a proposal that is superior to the Proposal. A superior proposal includes any proposal made by a third party to acquire Printcafe for consideration consisting of cash and/or securities superior, from a financial point of view, to the Proposal and for which financing, to the extent required, is then committed or which, in the good faith judgment of our board of directors, is reasonably capable of being obtained by the third party. The restrictive provisions are not applicable in the event that (a) EFI has withdrawn the Proposal or reduced the consideration offered in the Proposal (other than based on an increase in Printcafe's debt level above $20.7 million) or (b) Printcafe has terminated the Standby Letter Agreement pursuant to its terms.

     If Printcafe enters into an Acquisition Agreement with a party other than EFI or its subsidiaries or if Printcafe's board recommends a takeover proposal, Printcafe must pay to EFI a fee equal to 0.0175 multiplied by the product of (A) the highest per share price offered by EFI in a bona fide proposal to acquire Printcafe (which currently is $2.60) and (B) Printcafe's fully diluted capitalization, without giving effect to the issuance of any option EFI holds to acquire shares of Common Stock (or shares acquired under such an option).

THE OPTION AGREEMENT

     Pursuant to the Option Agreement, Printcafe has granted to EFI an Option to purchase up to 2,126,574 shares, of Common Stock at a purchase price equal to $2.60 per share. Provided that EFI is not in breach of its obligations under the Standby Letter Agreement, EFI may exercise the Option at any time, in whole or in part. The Option will terminate on December 31, 2007.


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     Subject to certain conditions, the Option Shares must be repurchased by
Printcafe, at the request of EFI, at a price equal to the aggregate purchase price paid for such shares by EFI, in the event (a) of a default under the Standby Letter Agreement, (b) that any person (other than EFI, any subsidiary of EFI, or Creo, Inc.) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or any group shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Common Stock, or (c) of the consummation of any of the following transactions: (i) a consolidation with or merger into any person, other than EFI or one of its subsidiaries, where Printcafe is not the continuing or surviving corporation of the consolidation or merger, (ii) a consolidation or merger with any person, other than EFI or one of its subsidiaries, where the other person is merged into Printcafe and Printcafe is the continuing or surviving corporation, but, in connection with the merger, the then outstanding shares of Printcafe common stock are changed into or exchanged for stock or other securities of Printcafe or any other person or cash or any other property or (iii) the sale or other transfer of all or substantially all of Printcafe's assets to any person, other than EFI or one of its subsidiaries. All of the foregoing events are collectively referred to as "Repurchase Events."

     Subject to certain conditions, and upon the occurrence of any Repurchase Events, Printcafe may repurchase from EFI the Option Shares issued pursuant to the terms of the Option Agreement at a price equal to the price paid by EFI for those shares.

     Pursuant to the terms of the Option Agreement, EFI shall receive registration rights, which are subordinate to certain other registration rights granted by Printcafe.

THE STANDBY LETTER AGREEMENT

     EFI is obligated under the Standby Letter Agreement to disburse to Printcafe up to $11 Million within 3 business days after receiving notice from Printcafe that a Standby Trigger Event has occurred. A Standby Trigger Event includes a declaration by Iris Graphics, Inc. ("Iris") that any amounts owed under Printcafe's existing credit facility with Iris are due and payable as a result of any action taken by Printcafe in furtherance of the proposed business combination with EFI. Printcafe is obligated to pay EFI interest at the simple rate of 8% per annum on any loans made by EFI to Printcafe in connection with a Standby Trigger Event. All loans made under the Standby Facility mature on January 2, 2004. The maturity date would be accelerated if a business combination with EFI is not consummated on or before June 30, 2003 unless the failure to consummate a business combination with EFI resulted from EFI's material breach of its obligations under the definitive merger agreement (if, as and when such agreement is executed and delivered).

     The Standby Letter Agreement also provides Printcafe with a working capital facility an aggregate amount of $3 million. Subject to certain conditions, funds will be disbursed to Printcafe in the event that (a) Printcafe and EFI have entered into a merger agreement on or before February 24, 2003, (b) the merger agreement has not been terminated in accordance with its terms, and (c) Printcafe's cash balance as of the close of business on the date notice is given by Printcafe is less than $1 million. Within three business days of receiving notice from Printcafe of a valid request for a working capital disbursement, EFI must disburse $1 million to Printcafe. Prior to the date that the requisite number of Printcafe's stockholders vote to adopt the merger agreement, any working capital disbursement will be subject to Printcafe's obligation to have managed its cash position in accordance with its past practices. With regard to any loans made under the Working Capital Facility, Printcafe is obligated to pay EFI interest at a rate per annum equal to the prime rate of interest as published, from time to time, by Citibank, plus two percent on any working capital loans made by EFI to Printcafe. Principal and interest are payable on January 2, 2004 or sooner upon the termination of the Letter Agreement in accordance with its terms.


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     The Standby Letter Agreement also provides that Printcafe must use the proceeds of any Option exercise to pay down outstanding amounts under the Standby Facility and the Working Capital Facility.

     Certain terms and conditions of Printcafe's existing credit agreement, dated December 31, 2001, as amended by Amendment No. 1 thereto, dated June 10, 2002 with Iris and the existing Guarantee and Collateral Agreement, dated as of December 31, 2001, between Printcafe, certain of its subsidiaries and Iris are incorporated into the Standby Letter Agreement by reference; provided, however, that the obligations of EFI, as lender, and Printcafe, as borrower, thereunder are modified by the Standby Letter Agreement, including, without limitation, modifications relating to conditions precedent to funding, representations and warranties, affirmative and negative covenants, and the security interests of the lender.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1   Letter Agreement, dated February 13, 2003, between Printcafe and EFI.

10.2   Stock Option Agreement, dated February 13, 2003, between Printcafe and
       EFI.

10.3   Letter Agreement, dated February 13, 2003, between Printcafe and EFI.

10.4 Credit Agreement, dated December 31, 2001, between Printcafe and Iris. (Incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Printcafe's Registration Statement on Form S-1 filed on March 27, 2002)

10.5 Amendment No. 1, dated as of June 10, 2002, to the Credit Agreement between Printcafe and Iris. (Incorporated by reference to Exhibit 10.12(b) to Amendment No. 6 to Printcafe's Registration Statement on Form S-1 filed June 13, 2002)

10.6 Guarantee and Collateral Agreement, dated as of December 31, 2001, made by Printcafe and certain of its subsidiaries in favor of Iris. (Incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Printcafe's Registration Statement on Form S-1 filed on March 27, 2002)

99.1   Press Release, dated February 13, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRINTCAFE SOFTWARE, INC
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                                                 (Registrant)


                                                 /s/ Marc D. Olin
                                            ------------------------------------
                                                 Marc D. Olin,
                                                 President

February 13, 2003


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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

10.1  Letter Agreement, dated February 13, 2003, between Printcafe and EFI.

10.2  Stock Option Agreement, dated February 13, 2003, between Printcafe and
      EFI.

10.3  Letter Agreement, dated February 13, 2003, between Printcafe and EFI.

99.1  Press Release, dated February 13, 2003.